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                                                                      EXHIBIT 23



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
 and Shareholders,
Pactiv Corporation:

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 22, 2000. It should be noted that we have not audited any financial statements of Pactiv Corporation (a Delaware corporation) and consolidated subsidiaries subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                   /s/ ARTHUR ANDERSEN LLP



Chicago, Illinois
March 24, 2000